AMENDMENT NO. 1
to the
CHANGE OF CONTROL AGREEMENT
With
HEIDI SEXTON

This Amendment No. 1 (the “Amendment”) to the Change of Control Agreement (the “Agreement”) by and among Sound Financial Bancorp, Inc. (“SFBC”), a Maryland corporation, Sound Community Bank (the “Bank”, and together with SFBC, the “Company”), a Washington state-chartered commercial bank, and Heidi Sexton (the “Executive”) dated as of October 25, 2018 (the “Agreement”), is entered into effective as of October 30, 2024 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WHEREAS, the Agreement provides for cash severance and the continuation of insurance benefits if there is an Involuntary Termination of the Executive’s employment under certain circumstances;
WHEREAS, Section 14(d)(ii)(1) defines Involuntary Termination to include “a change in the principal workplace of the Executive to a location outside of a 35 mile radius from the Bank’s headquarters office as of the date hereof;”
WHEREAS, the Company has entered into similar agreements with other executives, and not all of the executives have a principal workplace at the Bank’s headquarters office;
WHEREAS, the Company and the Executive desire to amend the Agreement to reference the principal workplace of the Executive as of the date of the Amendment; and
WHEREAS, the Company and the Executive also desire to amend the definition of Change of Control in the Agreement to conform with the definition used in more recent agreements;
NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Company and the Executive hereby agree as follows:
1.    Section 14(b) of the Agreement is hereby amended and restated to read in its entirety as follows:
    “(b)    Change of Control shall mean the occurrence of any of the following events: (i) any “person” or “group” (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”)), other than SFBC, any subsidiary of SFBC or their employee benefit plans, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3, under the Exchange Act) of securities of SFBC or the Bank with respect to which 30% or more of the total number of votes that may be cast for the election of the Board of Directors of SFBC or the Bank; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election(s), or combination of the foregoing, the individuals who were members of SFBC’s Board of Directors on the Effective Date (the “Incumbent Board”) cease for any reason during a 12-month period to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by SFBC’s stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (iii) a tender offer or exchange offer for 30% or more of the total outstanding shares of common stock of SFBC is completed (other than such an offer by the SFBC); or (iv) the stockholders of SFBC approve an agreement providing for a sale or other disposition of all or substantially all the assets of SFBC or the Bank, and the transaction is thereafter consummated. The Change of Control date is the date on which an event described in (i), (ii), (iii) or (iv) occurs, with the date in clause (iv) being the date the transaction is consummated.”
2.    Section 14(d)(ii)(1) of the Agreement is hereby amended and restated to read in its entirety as follows:
“(1) a change in the principal workplace of the Executive to a location outside of a 35 mile radius from the Executive’s principal workplace as of the date of this Amendment.”
3.    All other sections and provisions in the Agreement shall continue in full force and effect and are not affected by this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original. This Amendment may be executed and accepted by facsimile, DocuSign, or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date referred to above.

EXECUTIVE

ATTEST:	/s/ Heidi Sexton
Heidi Sexton

SOUND FINANCIAL BANCORP, INC.

ATTEST:	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO

SOUND COMMUNITY BANK

ATTEST:	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO

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